                                                                   Exhibit 10.13

                     * * * * * * * * * * * * * * * * * * * *

                                      Lease

                           HIGHLANDS CORPORATE CENTER

                     * * * * * * * * * * * * * * * * * * * *

                                     Between

                          SOMAXON PHARMACEUTICALS, INC.

                                    (Tenant)

                                       and

                            SQUARE 24 ASSOCIATES L.P.

                                   (Landlord)

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
1.  LEASE AGREEMENT..................................................................    3

2.  RENT.............................................................................    3

3.  PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES......    9

4.  PROJECT SERVICES.................................................................    9

5.  ALTERATIONS AND REPAIRS..........................................................   11

6.  USE OF PREMISES..................................................................   13

7.  GOVERNMENTAL REQUIREMENTS AND PROJECT RULES......................................   14

8.  INDEMNIFICATION; INSURANCE.......................................................   14

9.  FIRE AND OTHER CASUALTY..........................................................   16

10. EMINENT DOMAIN...................................................................   17

11. RIGHTS RESERVED TO LANDLORD......................................................   17

12. TENANT'S DEFAULT.................................................................   19

13. LANDLORD REMEDIES................................................................   19

14. SURRENDER........................................................................   21

15. HOLDOVER.........................................................................   21

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.....................................   22

17. ASSIGNMENT AND SUBLEASE..........................................................   23

18. CONVEYANCE BY LANDLORD...........................................................   24

19. ESTOPPEL CERTIFICATE.............................................................   24

20. SECURITY DEPOSIT.................................................................   25

21. FORCE MAJEURE....................................................................   26

22. INTENTIONALLY OMITTED............................................................   26

23. NOTICES..........................................................................   26

24. QUIET POSSESSION.................................................................   27

25. REAL ESTATE BROKER...............................................................   27

26. MISCELLANEOUS....................................................................   27

27. UNRELATED BUSINESS INCOME........................................................   29

28. HAZARDOUS SUBSTANCES.............................................................   29

29. EXCULPATION......................................................................   32

30. EXTENSION OPTION.................................................................   32

                                      LEASE

      THIS LEASE (the "Lease") is made as of January 14, 2004, between SQUARE 24 ASSOCIATES L.P., a District of Columbia limited partnership, (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the buildings known as "Highlands Corporate Center" and the land (the "Land") located at 12730-12780 High Bluff Drive, San Diego, California. The "Building" means the building located at 12750 High Bluff Drive. The "Premises" means a portion of the third floor of the Building leased to Tenant described in the Schedule and outlined on Appendix A.

      The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

1.    TENANT: Somaxon Pharmaceuticals, Inc., a Delaware corporation.

2.    PREMISES: 12750 High Bluff Drive, Suite 310

3.    RENTABLE SQUARE FEET OF THE PREMISES: 3,250 rentable square feet

4. TENANT'S PROPORTIONATE SHARE OF BUILDING: 8.69% (based on 37,420 rentable square feet in the Building).

5. TENANT'S PROPORTIONATE SHARE OF PROJECT: 1.58% (based on 205,344 rentable square feet in the Project).

6.    SECURITY DEPOSIT: $33,800.00

7.    TENANT'S REAL ESTATE BROKER FOR THIS LEASE: RMJ Investments, Inc.

8.    LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: BRE Commercial/NAI

9. TENANT IMPROVEMENTS, IF ANY: See the Tenant Improvement Agreement attached hereto as Appendix C.

10. COMMENCEMENT DATE: January 15, 2004, or the Completion Date, as defined in Appendix C hereto, if the Completion Date is later. Landlord and Tenant shall execute a Commencement Date Confirmation confirming the Commencement Date substantially in the form of Appendix E promptly following the Commencement Date.

11. TERMINATION DATE/TERM: Thirty-six (36) months after the Commencement Date, or if the Commencement Date is not the first day of the month, then thirty-six (36) months after the first day of the first full month following the Commencement Date (the "Termination Date"). The "Term" shall be the period between the Commencement Date and the Termination Date unless extended or sooner terminated pursuant to this Lease.

12.   BASE YEAR: 2004

13. BASE RENT: Base Rent shall be payable according to the following table, prorated for any partial month. Base Rent has been calculated at the rate of $2.60 per rentable square foot of the Premises, and adjusted annually on the anniversary of the Commencement Date by an increase of 3%, as follows:

Period           Annual Base Rent      Monthly Base Rent
------           ----------------      -----------------
               (net of electricity)  (net of electricity)
Months  1-12       $101,400.00            $8,450.00

Months 13-24       $104,442.00            $8,703.50

Months 25-36       $107,575.32            $8,964.61

14. SOLE PERMITTED USE: General office and administrative uses as are consistent with the permitted uses in the Premises; however, in no event in violation of any provision of the Rules and Regulations attached as Appendix B hereto (the "Permitted Use").

                                      (1)

      1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

      2. RENT.

      A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

            SQUARE 24 ASSOCIATES, L.P.
            t/a Highlands Corporate Center - South Plaza
            P.O. Box 642957
            Pittsburgh, PA 15264-2957

or by wire transfer as follows:

            SQUARE 24 ASSOCIATES, L.P.
            PNC Bank
            PNC Transit Number: 043 000 96
            PNC Account Number: 100 433 9524
            (remarks: "t/a Highlands Corporate Center - South Plaza")

or in such other manner as Landlord may notify Tenant:

            (1) Base Rent in monthly installments, without deduction or offset, in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

            (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the excess of Operating Costs for the applicable Fiscal Year of the Lease (the "Excess Operating Costs") over the Operating Costs for the Base Year (the "Base Operating Costs"), paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

            (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the excess of Taxes for the applicable Fiscal Year of this Lease (the "Excess Taxes") over the Taxes for the Base Year (the "Base Taxes"), paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

            (4) Electricity Share Rent paid monthly in advance in an estimated amount. "Electricity Share Rent" means an amount equal to Tenant's Proportionate Share of the cost of electricity for the applicable Fiscal Year of this Lease, without regard to the cost of electricity in

                                      (2)
the Base Year. The method of billing and payment of Electricity Share Rent is set forth in Sections 2B, 2C and 2D.

            (5) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, Electricity Share Rent and Tax Share Rent, but including any interest for late payment of any item of Rent.

            (6) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Electricity Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

      B. Payment of Operating Cost Share Rent, Tax Share Rent and Electricity Share Rent.

            (1) Payment of Estimated Operating Cost Share Rent, Tax Share Rent and Electricity Share Rent. Tenant shall be responsible for the payment of Excess Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs, Taxes and costs of electricity of the Project by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

      Within ten (10) business days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Operating Costs for a particular Fiscal Year, (b) the Base Operating Costs, and (c) the resulting estimate of Excess Operating Costs for such Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Operating Costs, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

      Within ten (10) business days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Taxes for a particular Fiscal Year, (b) the Base Taxes, and (c) the resulting estimate of Excess Taxes for such Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Taxes, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

      Within ten (10) business days after receiving the original or revised estimate from Landlord setting forth an estimate of the annual cost of electricity at the Project, Tenant shall pay Landlord as Electricity Share Rent one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated cost of electricity, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments

                                      (3)
previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

            (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Operating Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth
(a) the actual Operating Costs incurred, (b) the Base Operating Costs, (c) the amount of Operating Cost Share Rent due from Tenant, and (d) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due until such excess is exhausted, or if none, Landlord shall refund such excess to Tenant within fifteen (15) days following the date of the Operating Cost Share Report.

            (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Tax Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the Base Taxes, (c) the amount of Tax Share Rent due from Tenant, and
(d) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due until such excess is exhausted, or if none, Landlord shall refund such excess to Tenant within fifteen (15) days following the date of the Tax Report.

            (4) Correction of Electricity Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Electricity Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth
(a) the actual cost of electricity for the Project, (b) the amount of Electricity Share Rent due from Tenant, and (c) the amount of Electricity Share Rent paid by Tenant. Within twenty (20) days after delivery of the Electricity Cost Report, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Electricity Share Rent next coming due or if none, Landlord shall refund such excess to Tenant within fifteen (15) days following the date of the Electricity Cost Report. The obligations set forth in this Section shall survive the expiration or earlier termination of this Lease.

      C. Definitions.

            (1) Included Operating Costs. "Operating Costs" means any commercially reasonable expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord to Tenant under this Lease. Operating Costs shall also include the costs of any capital improvements which are

                                      (4)
intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

      If the Project is not ninety-five percent (95%) occupied during any portion of any Fiscal Year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been ninety-five percent (95%) occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

      If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be equitably adjusted to reflect Tenant's adjusted share of such service, provided that the Base Year Operating Cost for such service shall be similarly adjusted.

            (2)   Excluded Operating Costs. Operating Costs shall not include:

            (a)   costs of alterations of tenant premises;

            (b) costs of electricity, which shall be a separate expense, and shall be paid by Tenant as Electricity Share Rent;

            (c)   costs of capital improvements other than Included Capital
                  Items;

            (d) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

            (e)   real estate brokers' leasing commissions;

            (f) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

            (g) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

            (h) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

            (i)   depreciation (except on any Included Capital Items);

            (j)   franchise or income taxes imposed upon Landlord;

                                      (5)

            (k) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

            (l) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

            (m) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

            (n)   fines, penalties and interest.

            (3) Tenant's Proportionate Share. "Tenant's Proportionate Share" means: (a) with respect to Operating Costs, Taxes and other items related to the Project, that percentage set forth in the Schedule as Tenant's Proportionate Share of the Project; and (b) with respect to Operating Costs, Taxes and other items related to the Building, that percentage set forth in the Schedule as Tenant's Proportionate Share of the Building.

            (4) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

      For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

      Taxes shall not include any net income, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

            (5) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement

                                      (6)

Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

            (6) Fiscal Year. "Fiscal Year" or "fiscal year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

      D. Computation of Base Rent and Rent Adjustments.

            (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent, and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable Fiscal Year.

            (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law.

            (3) Rent Adjustments. The square footage of the Premises and the Building currently set forth in the Schedule shall be conclusively deemed to be the actual square footage thereof. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

            (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with generally accepted accounting and sound management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said ninety
(90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease. If Tenant makes a timely exception, Landlord shall cause an independent certified public accountant with at least five (5) years of experience in auditing the books and records of commercial office projects reasonably approved by Tenant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the reasonable cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%). If Landlord's original determination of annual Operating Costs or Taxes is overstated by more than five percent (5%), then Landlord shall pay the reasonable costs incurred by Tenant in its initial inspection/audit of Landlord's books and records.

            (5) Miscellaneous. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the

                                      (7)
full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

      3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

      A. Condition of Premises. Landlord is leasing the Premises to Tenant absolutely "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises other than as described in the Tenant Improvement Agreement (Appendix C). Landlord expressly disclaims any warranty or representation, express or implied, with respect to the Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability. Notwithstanding the foregoing, Landlord shall be responsible for repairing, at Landlord's cost, any defects in the structural components of the Building.

      B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Tenant's obligation to pay Base Rent prorated for any partial month.

      C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in good order, repair and condition, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition. Landlord shall keep the Building outside of the Premises in safe, good working condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the reasonable cost thereof.

      4. PROJECT SERVICES.

Landlord shall furnish services as follows:

      A. Heating and Air Conditioning. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's reasonable judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

      Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such

                                      (8)
additional heating or air conditioning. As of the date hereof, Landlord's current charges for additional heating or air conditioning are $35.00 per hour.

      B. Elevators. Landlord shall provide passenger elevator service and access to the Building twenty-four hours per day, seven days per week to Tenant in common with Landlord and all other tenants.

      C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such additional rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

      D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

      E. Janitorial Service. Landlord shall furnish janitorial service five (5) days per week (except holidays) as generally provided to other tenants in the Building. Janitorial service shall be reasonably acceptable to Tenant.

      F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly with the least interference to Tenant's use and enjoyment of the Premises as is commercially reasonable. Landlord shall provide Tenant with reasonable prior written notice of any repairs, services or renovations which may affect the Premises or Tenants' access thereto (including, but not limited to voluntary interruption in power, plumbing or HVAC). Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including without limitation any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 is within Landlord's reasonable control and such interruption causes the Premises to be untenantable continuously for a period of at least three (3) consecutive business days, monthly Rent shall be abated proportionately.

      G. Parking. During the Term, Tenant and its employees shall be entitled to use within the Project's parking area (excluding, however, those areas thereof designated by

                                      (9)

Landlord from time to time for the exclusive use of certain occupants of the Project or for no parking) an aggregate of 3.9 unreserved parking stalls for each 1,000 rentable square feet of the Premises, of which Tenant at Tenant's sole option shall be entitled to have three (3) parking stalls reserved for Tenant's exclusive use. Tenant shall not be required to pay Landlord any parking rent for the unreserved parking stalls during the Term of this Lease, but shall pay $50.00 per month for each reserved parking stall as Additional Rent. Landlord reserves the right to designate reserved parking stalls for other occupants of the Project over any part of the Project's parking area. Landlord shall not be liable to Tenant for Landlord's failure to enforce Tenant's parking rights against other tenants of the Project. Tenant shall use the parking area at its own risk, and Landlord shall have no liability to Tenant or Tenant's employees or invitees for any damage to vehicles occurring in or about the parking area of the Project.

      H. Directory. As of the Commencement Date, Landlord shall cause the directory of the Building to include Tenant's business name and location.

      5. ALTERATIONS AND REPAIRS.

      A. Landlord's Consent and Conditions.

      Tenant shall not make any improvements or alterations to the Premises (excluding improvements or alterations described in clauses (a) - (d) of this sentence, the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent unless (a) the cost thereof is less than $2,500.00, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

      Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

      The following requirements shall apply to all Work:

            (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord (including, without limitation, certificates evidencing the insurance Tenant, its contractors and subcontractors are required to maintain under Section 8(C)), and, at Landlord's request, security for payment of all costs.

            (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

            (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all

                                      (10)
insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

            (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

            (5) Tenant shall permit Landlord to supervise all Work, and Landlord may charge a supervisory fee of up to 5% of the cost of the Work.

            (6) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation reasonably required by Landlord.

      B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

      C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within twenty (20) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such twenty (20) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as reasonable attorney's fees and other necessary and reasonable expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of non-responsibility as may be allowed under California law.

      D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements that, in each case, are physically attached or affixed to the Premises and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant,
(i) shall become Landlord's property upon installation

                                      (11)
without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

      E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Premises its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to Section 5D, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

      F. Landlord's Work. Landlord shall have the right at any time to change the arrangement and location of all entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Project and, upon giving Tenant reasonable notice thereof, to change any name, number or designation by which the Premises or the Project is commonly known.

      6. USE OF PREMISES. Tenant shall use the Premises only for the Permitted Use. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not cause or permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises or in any way obstruct or interfere with the rights of other tenants or occupants of the Project.

      Tenant acknowledges that the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Landlord shall be responsible as of the Commencement Date for the compliance of the Premises and the common areas of the Project with the ADA in effect as of the Commencement Date, assuming the use of the Premises is as set forth in this

                                      (12)

Lease, and that the Premises are not a place of public accommodation. Tenant agrees, at Tenant's expense, to take all proper and necessary action to cause the Premises, any repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, whether or not those requirements are based upon the Tenant's use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term. Tenant shall, at its expense, make any alterations or modifications, within the Premises, to bring Tenant's use and occupancy of the Premises into compliance with the ADA. Landlord shall make, as an Operating Cost, any changes to the common areas of the Project which become necessary during the Term of this Lease, and Tenant shall pay, as Additional Rent, its proportional share of expenses incurred by Landlord in bringing common areas of the Project into compliance with provisions of the ADA arising after the Commencement Date. The Premises shall not be used as a "place of public accommodation" under the ADA or similar laws, regulations, statutes and/or ordinances provided, that if any governmental authority shall deem the Premises to be a "place of public accommodation" as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

      7. GOVERNMENTAL REQUIREMENTS AND PROJECT RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project, including, without limitation, the parking area, from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease, and with Landlord's reasonable requirements.

      8. INDEMNIFICATION; INSURANCE.

      A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

      To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant.

      B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Premises, or occurring in the Project and arising from any act or omission or negligence of Tenant or any of Tenant's employees or

                                      (13)
agents, except to the extent caused by Landlord. Tenant's obligations under this section shall survive the termination of this Lease.

      Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project outside of the Premises and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents, except to the extent caused by Tenant. Landlord's obligations under this section shall survive the termination of this Lease.

      C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

            (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Three Million Dollars ($3,000,000).

            (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

            (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident                           $500,000
Disease--Policy Limit                   $500,000
Disease--Each Employee                  $500,000

      To the extent permitted by law, such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

      Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall be licensed to do business in the state in which the Project is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

         Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                                      (14)

            (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

            (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident                           $500,000
Disease -- Policy Limit                 $500,000
Disease--Each Employee                  $500,000

      Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

      Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

      D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

      E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project.

      Landlord and Tenant mutually waive all rights of subrogation with respect to property insurance, and the property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all of all rights based upon an assignment from the insured, against Landlord or Tenant, and their respective affiliates, in connection with any loss or damage insured against. Neither Landlord nor Tenant (including their respective affiliates) shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective affiliates, for such loss or damage. The failure of a party to obtain the insurance required hereunder shall not affect this waiver. The respective "All-Risk" coverage insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

                                      (15)

      9. FIRE AND OTHER CASUALTY.

      A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds nine (9) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Term, then in the case of the Premises, either Landlord or Tenant may terminate this lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

      B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

      10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord. Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord. All obligations accrued to the date of the taking shall be performed by each party.

      11. RIGHTS RESERVED TO LANDLORD.

      Landlord may exercise at any time (unless otherwise set forth below) any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

      A. Name. To change the name or street address of the Building or the suite number(s) of the Premises.

      B. Signs. To install, remove and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

      C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

                                      (16)

      D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

      E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

      F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons (as defined in Section 12E) the Premises, without relieving Tenant of any obligation to pay Rent.

      G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

      H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

      I. Intentionally Omitted.

      J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

      K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

      L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

      M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

                                      (17)

      N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

      12. TENANT'S DEFAULT.

      Any of the following shall constitute a default by Tenant:

      A. Rent Default. Tenant fails to pay any Rent when due, provided that two
(2) times in any Lease Year Tenant shall not be in default unless the failure to pay Rent shall continue beyond five (5) days after delivery to Tenant (or refusal of delivery by Tenant) of written notice of such failure, which notice shall be in lieu of and not in addition to any notice required under Section 1161 et. seq. of the California Code of Civil Procedure;

      B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

      C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, this failure continues for thirty (30) days after receipt of written notice from Landlord (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under
Section 1161 et seq. of the California Code of Civil Procedure), except that if Tenant begins to cure its failure within the thirty (30) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently pursues the cure to its completion, the thirty (30) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

      D. Credit Default. One of the following credit defaults occurs:

            (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

            (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

            (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

      E. Abandonment Default. Tenant abandons the Premises for a period of fifteen (15) consecutive calendar days.

                                      (18)

      13. LANDLORD REMEDIES.

      A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant's right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

      B. Lease Termination Damages. Except as otherwise provided in Section 13C, if Tenant abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of a default by Tenant under this Lease, this Lease shall terminate by Landlord giving written notice of its intent to terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the California Civil
Code: (i) the worth at the time of award of the unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 15% per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

      C. Continuation of Lease. Even if Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                                      (19)

      D. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

      E. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Upon receipt of an itemized invoice from Landlord, Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

      F. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

      G. Litigation Costs. In any dispute for the enforcement of the provisions of this Lease, the prevailing party shall be entitled to have its reasonable attorneys' fees and other costs paid by the other party, whether or not suit is filed.

      14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

      15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms

                                      (20)
of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay Base Rent, at 150% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

      16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

      A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Landlord shall use commercially reasonable efforts to cause any ground lessor or mortgagee to acknowledge in writing its agreement not to disturb Tenant's use and occupancy of the Premises.

      B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) business days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

      C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

      D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

                                      (21)

      E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

      17. ASSIGNMENT AND SUBLEASE.

      A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay Landlord's attorneys' fees and other expenses not to exceed one thousand dollars $1,000) incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety, any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to Somaxon Pharmaceuticals, Inc.

      B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default (beyond any applicable cure period) under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party with whom Landlord has recently communicated in writing about expanding their space or becoming a prospective tenant in the Project (as applicable),
(iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord,
(iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

      C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least twenty (20) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information (excluding tax returns) to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in

                                      (22)
form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

      D. Change of Management or Ownership. Any transfer of the direct or indirect power to control the management or policies of Tenant or direct or indirect change in 50% or more in the aggregate of the ownership interest in Tenant shall constitute an assignment of this Lease, provided that notwithstanding the foregoing, (i) any initial public offering of shares by Tenant, (ii) any private venture financing by institutional investors that does not result in a change in more than 50% of the members of Tenant's board of directors, (iii) transfers among existing shareholders of shares or other ownership interests in Tenant, or (iv) trades of shares on a stock exchange or over the counter market that result in a change of ownership shall not be deemed an assignment.

      E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess promptly after receipt.

      F. Recapture. Landlord may, by giving written notice (the "Recapture Notice") to Tenant within thirty (30) days after receipt of Tenant's notice of subletting (but not of assignment) terminate this Lease with respect to the space described in Tenant's notice, provided that for a period of ten (10) business days after delivery of the Recapture Notice, Tenant may elect to withdraw its notice of intent to sublet, in which event Landlord shall have no right to terminate this Lease as to any portion of the Premises. The termination shall be effective as of the date of the proposed sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

      18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

      19. ESTOPPEL CERTIFICATE. Each party shall, within ten business (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment

                                      (23)
of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

      20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within ten business (10) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant not later than thirty
(30) days after the delivery of possession of the Premises to Landlord. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

      Provided Tenant is not at the time in default of any obligation under this Lease, Tenant shall be entitled to have the amount of one month's then Base Rent applied to the payment of Base Rent for months 13, 25 and 31 of the Term, and upon the application of such amounts, the amount of the Security Deposit required hereunder shall be reduced accordingly, provided that in no event shall the Security Deposit be reduced below the amount of monthly Base Rent payable during the last Lease Year of the Term.

      If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer the portion of the Security Deposit then held by Landlord to its transferee or (b) return to Tenant the portion of the Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

      Tenant waives the provision of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy any defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord, in addition, may claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable

                                      (24)
loss or damage caused by the acts or omission of Tenant or Tenant's officers, agents, employees, independent contractors, or invitees.

      21. FORCE MAJEURE. Neither Landlord nor Tenant shall be in default under this Lease to the extent they are unable to perform any of their respective obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, or any other cause of any kind beyond the reasonable control of the affected party ("Force Majeure"); provided, however, that Tenant's payment of Rent shall not be delayed by Force Majeure.

      22. INTENTIONALLY OMITTED.

      23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161(2) or (3) of the California Code of Civil Procedure), shall be given in writing, mailed or personally delivered as follows:

      A. Landlord. To Landlord as follows:

            Square 24 Associates, L.P.
            c/o CarrAmerica Realty Corporation
            3100 South Bristol Street, Suite 428
            Costa Mesa, CA  92626
            Attn:  Managing Director

            with a copy to:

            Square 24 Associates, L.P.
            c/o CarrAmerica Realty Corporation
            1850 K Street, N.W., Suite 500
            Washington, D.C.  20006
            Attn:  Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

      B. Tenant. To Tenant as follows:

            Somaxon Pharmaceuticals, Inc.
            12750 High Bluff Drive, Suite 310
            San Diego, California  92130
            Attn:  Vice President, Finance and Administration

or to such other person at such other address as Tenant may designate by notice to Landlord.

                                      (25)

      Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

      24. QUIET POSSESSION. Subject to the provisions of Section 16, so long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

      25. REAL ESTATE BROKER. Landlord and Tenant each represents to the other that it has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Landlord and Tenant shall indemnify and defend the other against any claims by any other broker or third party claiming through the indemnifying party for any payment of any kind in connection with this Lease.

      26. MISCELLANEOUS.

      A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

      B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within thirty (30) days of Tenant's receipt of Landlord's statement.

      C. Meaning of "Landlord", "Re-Entry, "including," "Affiliate" and "Control". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

      D. Time of the Essence. Time is of the essence of each provision of this Lease.

      E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

      F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

      G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

                                      (26)

      H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

      I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

      J. Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default (beyond any applicable cure period) by Tenant; reasonable expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

      K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

      L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

      M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

      N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

      O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

      P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

      Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

      R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

                                      (27)

      S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

      T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

      U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

      V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

      W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

      X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

      27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

      28. HAZARDOUS SUBSTANCES.

      A. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

      B. "Hazardous Substances" or "Hazardous Materials" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as

                                      (28)
ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code; (d) "waste" as defined in Section 13050(d) of the California Water Code;
(e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws. "Environmental Laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

      C. Without limiting Tenant's liability and obligations under Sections 28(D), (E), (F) and (G), the foregoing covenant set forth in Section 28(A) shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable Environmental Laws,
(iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Project.

      D. In order to obtain Landlord's consent under this Section 28 with respect to any Hazardous Material other than as specified in Section 28(C) above, Tenant shall first submit a detailed hazardous material management plan describing all relevant aspects of the same to Landlord for approval, which approval may be withheld by Landlord in its sole and absolute discretion. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to

                                      (29)
this Section 28, including all removal, clean-up and indemnification obligations. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Project. In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with this Section 28(C) shall not relieve Tenant of any other obligation of Tenant pursuant to this Section 28.

      E. Upon any violation of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant's sole cost, to clean up and remove from the Project all Hazardous Materials introduced into the Project by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant's covenant herein and to supervise any of Tenant's clean-up and removal activities.

      F. To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord's partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into the Project by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible of any Hazardous Material, (ii) the usage by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, (iii) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

      G. Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by

                                      (30)

Tenant with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 28.

      29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

      30. EXTENSION OPTION. Subject to Subsections B and C below, Tenant may at its option extend the Term of this Lease for the entire Premises for one period of one (1) year (the "Renewal Term") upon the same terms contained in this Lease, excluding the provisions of Appendix C of this Lease and except for the amount of Base Rent payable during the Renewal Term. Tenant shall have no additional extension options.

      A. The Base Rent during the Renewal Term shall be the then prevailing Market Rate for a comparable term commencing on the first day of the Renewal Term for non-renewing tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the Del Mar Heights area as reasonably determined by Landlord.

      B. To exercise any option, Tenant must deliver a notice to Landlord not less than six (6) months nor more than twelve (12) months prior to the proposed commencement of the Renewal Term. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of Landlord's determination of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of the Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

      C. "Market Rate" shall be determined as follows:

            (1) If Tenant provides Landlord with its notice of exercise pursuant to Subsection B above, then within thirty (30) days after receipt of Tenant's notice, Landlord shall calculate and inform Tenant of Landlord's determination of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (2)-(4) below.

            (2) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%)

                                      (31)
of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (3) and (4) below.

            (3) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

            (4) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

      D. Tenant's option to extend this Lease is subject to the conditions that:
(i) on the date that Tenant delivers its notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months of the initial Term or the first Renewal Term.

      E. The Extension Option is personal to the original Tenant under this Lease, and may not be exercised by any assignee or subtenant without Landlord's written consent.

      31. TERMINATION OPTION. Tenant may at its option terminate this Lease in its entirety (the "Termination Option") effective as of the first day of the third (3rd) Lease Year (the "Early Termination Date") by delivering notice of its intent to terminate (the "Termination Notice") to Landlord at least six (6) calendar months before the Early Termination Date accompanied by payment of the Termination Fee (as hereinafter defined). If Tenant fails to timely deliver its Termination Notice and pay the Termination Fee, Tenant will be deemed to have waived such Termination Option.

If there are any uncured defaults by Tenant as of the date Tenant delivers the Termination Notice or as of the Early Termination Date, the Termination Option shall be void, and the Lease shall remain in effect. If Tenant properly exercises its Termination Option, this Lease shall terminate as of the Early Termination Date.

                                      (32)

The "Termination Fee" shall be an amount equal to three (3) monthly payments of then Base Rent, which Landlord may deduct from the Security Deposit.

Notwithstanding the foregoing, if Tenant leases other space from CarrAmerica Realty Corporation under the terms of a new lease commencing substantially contemporaneously with the termination of this Lease, the Termination Fee shall not be payable by Tenant.

                       SIGNATURES APPEAR ON FOLLOWING PAGE

                                      (33)

      IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                           LANDLORD:

                           SQUARE 24 ASSOCIATES, L.P.,
                           a District of Columbia limited partnership

                           By: Carr Real Estate Services, L.L.C.,
                               Its General Partner

                               By: Carr Real Estate Services Partnership,
                                   Its Sole Member

                                   By: Carr Realty L.P.,
                                       Its Managing Partner

                                       By: CarrAmerica Realty Corporation,
                                           Its General Partner

                                           By: /s/ W.M. O'Donnell, Jr.
                                               ---------------------------------
                                           Print Name:  W.M. O'Donnell, Jr.
                                           Print Title: Managing Director

                               TENANT:

                               SOMAXON PHARMACEUTICALS, INC.,
                               a Delaware corporation

                               By: /s/ Meg M. McGilley
                                   ---------------------------------------------
                               Print Name:  Meg M. McGilley
                               Print Title: Vice President Finance and
                               Administration

                                      (34)